Exhibit 15.1

May 7, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 7, 2025 on our review of interim financial statements of Anywhere Real Estate Inc., which is included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, is incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey